Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

Colt Defense LLC and Colt Finance Corp.

Offer to Exchange
up to
$250,000,000 Aggregate Principal Amount of their outstanding 8.75%
Senior Notes due 2017 and
for up to
$250,000,000 Aggregate Principal Amount of their 8.75% Senior Notes due 2017
and
Registered Under the Securities Act of 1933, as Amended.

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Colt Defense LLC, a Delaware limited liability company (“Colt”), Colt Finance Corp., a Delaware corporation (“Colt Finance Corp.” and, together with Colt, the “Issuers”), pursuant to the Prospectus, dated          , 2011 (as it may be amended or supplemented from time to time, the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), if: (i) certificates for the outstanding US$250,000,000 aggregate principal amount of the Issuers’ 8.75% Senior Notes due 2017 (the “Initial Notes”) are not immediately available, (ii) the procedures for book-entry transfer cannot be completed prior to 11:59 p.m., New York City time, on the Expiration Date or (iii) your Initial Notes, Letter of Transmittal (or facsimile thereof) and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date.

This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust FSB (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Initial Notes pursuant to the Exchange Offer, a properly completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

By Mail, Hand or Overnight Delivery:	By Facsimile:

Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	(302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” (as defined in “The Exchange Offer — Signature Requirements and Signature Guarantees” section of the Prospectus), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if
Known) of Initial Notes or
Account Number at Book-Entry	Aggregate Principal Amount	Aggregate Principal Amount of
Transfer Facility	Represented by Initial Notes*	Initial Notes Being Tendered

*	Must be in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

ANY AUTHORITY CONFERRED HEREIN OR AGREED TO BE CONFERRED
SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND
EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING
UPON THE SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS,
TRUSTEES AND PERSONAL REPRESENTATIVES OF THE UNDERSIGNED.

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s) or Authorized Signatory)

(Please Type or Print Name(s) of Record Holder(s) or Authorized Signatory)

Dated:                          , 2011

Address:

(Zip Code)

Telephone Number (Include Area Code):

☐	Check this Box if the Initial Notes will be delivered by book-entry transfer to The Depository Trust Company

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “Eligible Guarantor Institution,” as such term is defined in Rule 1 7Ad- 15 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby: (i) represents that the above person(s) “own(s)” the Initial Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (ii) represents that the tender of those Initial Notes complies with Rule 14e-4 under the Exchange Act and (iii) guarantees to deliver to the Exchange Agent, at its address set forth in this Notice of Guaranteed Delivery, the certificates representing all tendered Initial Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Initial Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and all other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Authorized Signature:

Address:

(Zip Code)

Telephone Number (Include Area Code):

Name:
(Please Type or Print)

Title:

Date:                          , 2011

NOTE:	DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal must be received by the Exchange Agent at its address set forth on the cover page hereof prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Company.

2.  Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Initial Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Initial Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.  Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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